                                                                      EXHIBIT 11

                          AVERY DENNISON CORPORATION
                  COMPUTATION OF NET INCOME PER SHARE AMOUNTS

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
                                                              Three Months Ended                      Nine Months Ended
                                                      --------------------------------          -------------------------------
                                                      September 30,         October 1,           September 30,       October 1,
                                                          1995                 1994                  1995               1994
                                                      -------------        -----------          --------------      -----------
(A)  Weighted average number of common shares
     outstanding                                        53,150,947          55,404,227            53,281,518         55,870,123

     Additional common shares issuable under
     employee stock options using the treasury
     stock method                                        1,080,458             822,273             1,115,947            865,871
                                                       -----------         -----------          ------------        -----------

(B)  Weighted average number of common shares
     outstanding assuming the exercise of stock
     options                                            54,231,405          56,226,500            54,397,465         56,735,994
                                                       ===========         ===========          ============        ===========
(C)  Net income applicable to common stock             $35,760,000         $27,838,000          $105,960,000        $80,929,000
                                                       ===========         ===========          ============        ===========

Net income per share as reported (C / A)                      $.67                $.50                 $1.99              $1.45
                                                              ====                ====                 =====              =====

Net income per share giving effect to the
 exercise of outstanding stock options (C / B)                $.66                $.50                 $1.95              $1.43
                                                              ====                ====                 =====              =====
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